               FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (the "Amendment"), dated as of September 3, 2002, by and between SYNERGY TECHNOLOGIES CORPORATION, a Colorado corporation (the "Company"), and FUSION CAPITAL FUND II, LLC (the "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Common Stock Purchase Agreement.

         WHEREAS, the parties hereto are parties to a Common Stock Purchase Agreement dated as of June 20, 2002 (the "Common Stock Purchase Agreement");

         WHEREAS, pursuant to the Common Stock Purchase Agreement, the Buyer has agreed to purchase, and the Company has agreed to sell up to $6,000,000 of the Common Stock all in accordance with the terms and conditions of the Common Stock Purchase Agreement;

         WHEREAS, the parties desire to amend certain provisions of the Common Stock Purchase Agreement as provided herein;

         NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:

         1.       Amendments.

                  a. Section 1(d)(iii) of the Common Stock Purchase Agreement is
                     hereby amended as follows:

                  "(iii) Purchase Price Floor. The Company shall not affect any sales under this Agreement and the Buyer shall not have the the right nor the obligation to purchase any Purchase Shares under this Agreement on any Trading Day where the Purchase Price for any purchases of Purchase Shares would be less than the Floor Price."

                  b. Sections 10(h) of the Common Stock Purchase Agreement is
                     hereby amended as follows:

                  "(h) "Floor Price" means $0.15 per share; provided, however, that the Floor Price shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction."

                  c. The term "Transaction Documents" shall be deemed to include this Amendment for all purposes under the Common Stock Purchase Agreement.

         2. Effect of Amendment/Incorporation of Certain Provisions. Except as amended as set forth above, the Common Stock Purchase Agreement shall continue in full force and effect. The provisions set forth in Section 11 of the Common Stock Purchase Agreement are hereby incorporated by reference into this Amendment.


                                    * * * * *

         IN WITNESS WHEREOF, the Buyer and the Company have caused this First Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.



                                       THE COMPANY:

                                       SYNERGY TECHNOLOGIES CORPORATION




                                       By: /s/ Barry Coffey
                                           -----------------------------
                                       Name: Barry Coffey
                                       Title: President




                                       BUYER:

                                       FUSION CAPITAL FUND II, LLC
                                       BY: FUSION CAPITAL PARTNERS, LLC
                                       BY: SGM HOLDINGS CORP.




                                       By: /s/ Steven G. Martin
                                           -----------------------------
                                       Name: Steven G. Martin
                                       Title: President